Exhibit 99.1

Q2 Holdings, Inc. Announces First Quarter 2019 Financial Results
Total first quarter revenue of $71.3 million, up 30 percent year-over-year, and up 6 percent from the previous quarter.

AUSTIN, Texas (May 7, 2019)-Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its first quarter ending March 31, 2019.

First Quarter 2019 Results

•	Revenue for the first quarter of $71.3 million, up 30 percent year-over-year and up 6 percent from the previous quarter.

•
GAAP gross margin for the first quarter of 47.8 percent, down from 50.8 percent one year ago. Non-GAAP gross margin for the first quarter of 52.3 percent, down from 54.3 percent one year ago. The year-over-year decline is primarily attributable to the investment in the Cloud Lending and Gro acquisitions closed in the fourth quarter of 2018.

•
GAAP net loss for the first quarter of $19.3 million, which compares to $6.0 million for the first quarter of 2018, and $11.9 million for the fourth quarter of 2018. Adjusted EBITDA for the first quarter of $0.3 million, down from $5.0 million one year ago and down from $3.1 million for the fourth quarter of 2018 primarily as a result of the investment in the Cloud Lending and Gro acquisitions and the timing and volume of payroll taxes related to equity awards.

"We had a strong start to the year in the first quarter, particularly on the sales side of the business," said Matt Flake, CEO of Q2. "We achieved record bookings for a first quarter, powered by a broad mix of deals that included our newly acquired Gro and Cloud Lending products in multiple combinations. We also continued our sales execution on the digital banking side, with a balanced performance across bank and credit union markets. With our current pipeline and newly expanded product portfolio, I'm as optimistic as ever about the opportunity ahead of us through 2019 and beyond."

First Quarter Highlights

•	Signed a digital banking contract for our small business and corporate solutions with a $10 billion bank in the Northeast.

•	Signed a Q2 Open contract including the Q2 digital banking platform as the front end of a direct bank initiative at a $5 billion financial institution.

•	Signed a digital lending contract utilizing the Cloud Lending platform with a current Q2 platform client, a $1 billion bank in Texas.

•	Signed a digital onboarding contract utilizing the Gro solution with a new $8 billion bank in the Northeast, representing the single largest deal in Gro's history.

•	Exited the first quarter with approximately 13.1 million registered users on the Q2 platform, representing 2% sequential and 19% year-over-year growth.

Financial Outlook

"We are pleased to have delivered first quarter revenue which exceeded the high end of our guidance," said Jennifer Harris, CFO of Q2. "Given our strong bookings performance, we have accelerated the investment in the continued integration of our newly acquired businesses in order to capitalize on the opportunity they represent. This accelerated investment, along with the timing of payroll taxes and our annual client conference in the second quarter, will result in margins being relatively muted in the first half of the year with approximately 80 percent of the adjusted EBITDA coming in the back half of the year."

Q2 Holdings is providing guidance for its second quarter 2019 as follows:

•	Total revenue of $75.5 million to $76.5 million, which would represent year-over-year growth of 29 percent to 31 percent.

•
Adjusted EBITDA of $2.7 million to $3.3 million. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Q2 Holdings is providing guidance for the full-year 2019 as follows:

•	Total revenue of $308.8 million to $311.8 million, which would represent year-over-year growth of 28 percent to 29 percent.

•
Adjusted EBITDA of $20 million to $22 million. Adjusted EBITDA differs from GAAP net loss in that it excludes things such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest, income taxes and unoccupied lease charges. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss.

Conference Call Details

Date:	May 8, 2019
Time:	8:30 a.m. EDT
Hosts:	Matt Flake, CEO / Jennifer Harris, CFO
Dial in:	US toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	6699674
Please join the conference call at least 10 minutes early to ensure the line is connected. A live webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.q2ebanking.com/.

An archived replay of the webcast will be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2, a financial experience company headquartered in Austin, Texas, builds stronger communities by strengthening the financial institutions that serve them. We empower banks, credit unions and other financial services providers to be the ever-present companion on an account holder's financial journey-helping our customers unlock new opportunities, grow their businesses and improve efficiencies. To learn more about Q2, visit www.q2ebanking.com.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating loss; and, non-GAAP net loss. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, amortization of technology and intangibles, and unoccupied lease charges. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation and amortization of acquired technology. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. In the case of non-GAAP operating loss and non-GAAP net loss, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition related-costs, amortization of acquired technology, amortization of acquired intangibles, and unoccupied lease charges.

These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.
Forward-looking Statements
This press release contains forward-looking statements, including statements about positive sales and bookings momentum, optimism about Q2's performance in 2019, the opportunities presented by the Cloud Lending and Gro acquisitions and Q2's ability to capitalize on them, including through accelerated investment, anticipated margins for the remainder of 2019 and Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and FinTechs and new products and services; (b) the risk that the market for Q2's solutions does not grow as anticipated, in particular with respect to Tier 1 customers and Alt-FI and FinTech customers; (c) the risk that Q2's increased focus on selling to larger Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impacts its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with data breaches and breaches of security measures within Q2's products, systems and infrastructure and the resultant harm to Q2's business and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2's customers and Q2's business sales cycles, prospects and customers' spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2019 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; and (s) risks associated with selling our solutions internationally.

Additional information relating to the uncertainty affecting the Q2 business are contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2019	December 31, 2018
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$110,542	$108,341
Restricted cash	1,815	1,815
Investments	53,971	68,979
Accounts receivable, net	19,549	19,668
Contract assets, current portion	654	598
Prepaid expenses and other current assets	6,464	3,983
Deferred solution and other costs, current portion	11,169	10,501
Deferred implementation costs, current portion	5,011	4,427
Total current assets	209,175	218,312
Property and equipment, net	40,715	34,994
Right of use asset	25,410	—
Deferred solution and other costs, net of current portion	22,004	16,761
Deferred implementation costs, net of current portion	11,055	9,948
Intangible assets, net	60,254	63,296
Goodwill	107,857	107,907
Contract assets, net of current portion	11,228	10,272
Other long-term assets	2,709	2,230
Total assets	$490,407	$463,720

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$48,281	$31,150
Deferred revenues, current portion	45,246	42,531
Lease liabilities, current portion	6,898	—
Total current liabilities	100,425	73,681
Convertible notes, net of current portion	185,266	182,723
Deferred revenues, net of current portion	24,202	23,063
Lease liabilities, net of current portion	27,644	—
Deferred rent, net of current portion	—	8,151
Other long-term liabilities	477	17,202
Total liabilities	338,014	304,820
Stockholders' equity:
Common stock	4	4
Additional paid-in capital	344,033	331,355
Accumulated other comprehensive income/(loss)	89	(37)
Accumulated deficit	(191,733)	(172,422)
Total stockholders' equity	152,393	158,900
Total liabilities and stockholders' equity	$490,407	$463,720

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)

Revenues	$71,296	$54,808
Cost of revenues (1) (2)	37,184	26,977
Gross profit	34,112	27,831

Operating expenses:
Sales and marketing (1)	15,805	10,966
Research and development (1)	17,657	11,157
General and administrative (1)	13,860	10,296
Acquisition related costs	2,718	256
Amortization of acquired intangibles	1,215	368
Total operating expenses	51,255	33,043
Loss from operations	(17,143)	(5,212)
Other income (expense), net	(2,207)	(1,023)
Loss before income taxes	(19,350)	(6,235)
Benefit from income taxes	39	187
Net Loss	$(19,311)	$(6,048)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale investments	113	(24)
Foreign currency translation adjustment	12	—
Comprehensive loss	$(19,186)	$(6,072)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.44)	$(0.14)
Weighted average common shares outstanding, basic and diluted	43,773	42,170

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended March 31,
	2019	2018
Cost of revenues	$1,548	$1,015
Sales and marketing	1,806	1,226
Research and development	2,012	1,356
General and administrative	3,530	2,498
Total stock-based compensation expenses	$8,896	$6,095

(2)	Includes amortization of acquired technology of $1.6 million for each of the three months ended March 31, 2019 and 2018 and $0.9 million for each of the three months ended March 31, 2019 and 2018.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(19,311)	$(6,048)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred implementation, solution and other costs	1,464	2,218
Depreciation and amortization	5,821	3,878
Amortization of debt issuance costs	250	123
Amortization of debt discount	2,298	1,099
Amortization of premiums on investments	(84)	56
Stock-based compensation expenses	9,154	6,095
Deferred income taxes	133	36
Other non-cash charges	76	22
Changes in operating assets and liabilities	(10,687)	(14,582)
Cash used in operating activities	(10,886)	(7,103)
Cash flows from investing activities:
Net redemptions of investments	15,204	2,901
Purchases of property and equipment	(5,545)	(5,396)
Business combinations and asset acquisitions, net of cash acquired	—	(150)
Cash provided by (used in) investing activities	9,659	(2,645)
Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	—	223,675
Purchase of convertible notes bond hedge	—	(41,699)
Proceeds from issuance of warrants	—	22,379
Proceeds from issuance of common stock	3,428	2,843
Net cash provided by financing activities	3,428	207,198
Net increase in cash, cash equivalents, and restricted cash	2,201	197,450
Cash, cash equivalents, and restricted cash, beginning of period	110,156	60,276
Cash, cash equivalents, and restricted cash, end of period	$112,357	$257,726

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
	(unaudited)	(unaudited)
GAAP gross profit	$34,112	$27,831
Stock-based compensation	1,548	1,015
Amortization of acquired technology	1,631	911
Non-GAAP gross profit	$37,291	$29,757

Non-GAAP gross margin:
Non-GAAP gross profit	$37,291	$29,757
GAAP revenue	71,296	54,808
Non-GAAP gross margin	52.3%	54.3%

GAAP sales and marketing expense	$15,805	$10,966
Stock-based compensation	(1,806)	(1,226)
Non-GAAP sales and marketing expense	$13,999	$9,740

GAAP research and development expense	$17,657	$11,157
Stock-based compensation	(2,012)	(1,356)
Non-GAAP research and development expense	$15,645	$9,801

GAAP general and administrative expense	$13,860	$10,296
Stock-based compensation	(3,530)	(2,498)
Non-GAAP general and administrative expense	$10,330	$7,798

GAAP operating loss	$(17,143)	$(5,212)
Stock-based compensation	8,896	6,095
Acquisition related costs	2,718	256
Amortization of acquired technology	1,631	911
Amortization of acquired intangibles	1,215	368
Non-GAAP operating income (loss)	$(2,683)	$2,418

GAAP net loss	$(19,311)	$(6,048)
Stock-based compensation	8,896	6,095
Acquisition related costs	2,718	256
Amortization of acquired technology	1,631	911
Amortization of acquired intangibles	1,215	368
Amortization of debt discount and issuance costs	2,548	1,222
Non-GAAP net income (loss)	$(2,303)	$2,804

Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	43,773	42,170
Weighted-average effect of potentially dilutive shares	—	1,970
Pro forma diluted weighted-average number of common shares	43,773	44,140

Calculation of non-GAAP income (loss) per share:
Non-GAAP net income (loss)	$(2,303)	$2,804
Diluted weighted-average number of common shares (pro forma for three months ended March 31, 2018)	43,773	44,140
Non-GAAP net income (loss) per share	$(0.05)	$0.06

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(19,311)	$(6,048)
Depreciation and amortization	5,821	3,878
Stock-based compensation	8,896	6,095
Benefit from for income taxes	(39)	(187)
Interest (income) expense, net	2,178	1,023
Acquisition related costs	2,718	256
Adjusted EBITDA	$263	$5,017

MEDIA CONTACT:	INVESTOR CONTACT:
Emma Chase	Josh Yankovich
Red Fan Communications	Q2 Holdings, Inc.
O: (512) 551-9253 / C: (512) 917-4319	O: (512) 682.4463
emma@redfancommunications.com	josh.yankovich@q2ebanking.com

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